                                                                  Exhibit (j)(2)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Financial Statements" and Independent Auditors" in each Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 43 to Registration Statement (Form N-1A, No. 2-92665) of Excelsior Funds, Inc. of our reports dated May 15, 2001 on the financial statements and financial highlights included in the 2001 Annual Reports to Shareholders.


                                               /s/ Ernst & Young LLP
                                                   Ernst & Young LLP

Boston, Massachusetts
July 27, 2001